UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2006

Electronics For Imaging, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18805	94-3086355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Velocity Way, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-357-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On January 31, 2006, Electronics For Imaging, Inc. (the "Company") announced its financial results for the fourth fiscal quarter of 2005 ended December 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2006, the Company announced that effective as of April 1, 2006, Joseph Cutts, while retaining his positions as Chief Operating Officer and Secretary of the Company, will relinquish his position as Chief Financial Officer of the Company to John Ritchie, the Company’s Vice President of Finance

Mr. Ritchie, 40, joined the Company in January 2001 as Vice President of Finance. From March 1996 to January 2001, Mr. Ritchie served in a variety of capacities at Splash Technology Holdings, Inc., most recently as Chief Financial Officer. Prior to Splash, Mr. Ritchie held various accounting and finance positions at Western Waste Industries, Inc., Oce Bruning, Inc. and Mariani Packing Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated January 31, 2006.

The information included in Exhibit 99.1 is intended to be furnished, and shall not be deemed "filed" for purposes of Section 18 of the Securities & Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics For Imaging, Inc.

January 31, 2006	By:	Joseph Cutts

Name: Joseph Cutts
Title: Chief Financial Officer and Chief Operating Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 31, 2006, titled "EFI Reports Fourth Quarter 2005 Results"